Exhibit 99.1

Newmont Corporation Launches a Tender Offer, Up to the Applicable Maximum Principal Tender Amount, for its 3.500% Senior Notes due 2022, its 3.700% Notes due 2023 and Goldcorp’s 3.700% Notes due 2023

DENVER, March 4, 2020 — Newmont Corporation (NYSE: NEM, TSX: NGT) (Newmont or the Company) announced today that it has commenced offers (each, a “Tender Offer” and, collectively, the “Tender Offers”) to purchase for cash up to the applicable Maximum Principal Tender Amount set forth in the table below (as such amount may be increased or decreased in Newmont’s sole discretion) of (i) the 3.500% Senior Notes due 2022 issued by Newmont (the “Newmont 2022 Notes”), (ii) the 3.700% Notes due 2023 issued by Newmont (the “Newmont 2023 Notes”) and (iii) the 3.700% Notes due 2023 issued by Goldcorp Inc., a wholly-owned subsidiary of Newmont (the “Goldcorp 2023 Notes” and, together with the Newmont 2022 Notes and the Newmont 2023 Notes, the “Notes”). The Tender Offers are being made pursuant to the terms and subject to the conditions set forth in the offer to purchase, dated March 4, 2020 (the “Offer to Purchase”).

The following table sets forth certain terms of the Tender Offers, including the applicable Maximum Principal Tender Amount, the Reference U.S. Treasury Security, the Fixed Spread and the Early Tender Payment for each series of Notes.

Title of Security	Issuer	CUSIP Numbers	Aggregate Principal Amount Outstanding	Maximum Principal Tender Amount	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (Basis Points)	Early Tender Payment(2)
3.500% Senior Notes due 2022	Newmont Corporation	651639 AN6	$992,105,000	$500,000,000	2.375% UST due 03/15/2022	FIT5	25	$30.00
3.700% Notes due 2023	Newmont Corporation	651639 AT3 651639 AS5 U65163 AC8	$810,243,000	$400,000,000	2.625% UST due 02/28/2023	FIT5	25	$30.00
3.700% Notes due 2023	Goldcorp Inc.	380956 AD4	$189,724,000	$100,000,000	2.625% UST due 02/28/2023	FIT5	35	$30.00

(1)	The applicable page on Bloomberg from which the Dealer Managers (as defined herein) will quote the bid side prices of the Reference U.S. Treasury Security (as defined below).
(2)	Per $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the applicable Tender Offer.

Each Tender Offer for a series of Notes is separate and distinct and will expire at 11:59 p.m., New York City time, on March 31, 2020 (such date and time, as the same may be extended, the “Expiration Date”), unless such Tender Offer is terminated earlier by Newmont. Holders of the Notes must validly tender (and not validly withdraw) their Notes at or prior to 5:00 p.m., New York City time, on March 17, 2020 (such date and time, as the same may be extended, the “Early Tender Deadline”), to be eligible to receive the applicable Total Consideration (as defined below) for such series of Notes, which includes the applicable Early Tender Payment set forth in the table above. Holders of the Notes who validly tender their Notes following the Early Tender Deadline, but on or prior to the Expiration Date, will be eligible to receive the applicable “Tender Offer Consideration” for such series of Notes, which is an amount equal to the applicable Total Consideration less the applicable Early Tender Payment. Tenders of the Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 17, 2020 (such date and time, as the same may be extended, the “Withdrawal Deadline”), but not thereafter, unless Newmont is required by applicable law to extend the Withdrawal Deadline.

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The “Total Consideration” per $1,000 principal amount of the Notes of a series validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the applicable Tender Offer will be determined in the manner described in the Offer to Purchase by reference to (i) the applicable fixed spread for such series of Notes set forth in the table above and (ii) the applicable yield for such series of Notes based on the bid side price of the U.S. Treasury Security (the “Reference U.S. Treasury Security”) set forth in the table above, as calculated by the Dealer Managers in accordance with standard market practice at 10:00 a.m., New York City time, on March 18, 2020, as such date and time may be extended. In addition to the applicable Total Consideration or the applicable Tender Offer Consideration, as applicable, for such series of Notes, holders of Notes of such series accepted for purchase pursuant to the applicable Tender Offer will receive accrued and unpaid interest on the Notes accepted for purchase pursuant to the applicable Tender Offer from and including the most recent interest payment date to but excluding the applicable settlement date. The settlement date for the Notes validly tendered (and not validly withdrawn) on or prior to the Early Tender Deadline is expected to be promptly following the Early Tender Deadline and within three business days thereof. The settlement date, if any, for the Notes validly tendered following the Early Tender Deadline, but on or prior to the Expiration Date, is expected to be promptly following the Expiration Date and within three business days thereof.

The applicable Maximum Principal Tender Amount limits the maximum aggregate principal amount of (i) the Newmont 2022 Notes to $500,000,000, (ii) the Newmont 2023 Notes to $400,000,000 and (iii) the Goldcorp 2023 Notes to $100,000,000, in each case, that may be purchased pursuant to the Tender Offers. Subject to applicable law, Newmont reserves the right, in its sole discretion, to increase, decrease or eliminate the applicable Maximum Principal Tender Amount for each series of Notes without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date. In addition, Newmont reserves the right, in its sole discretion, to increase, decrease or eliminate the Maximum Principal Tender Amount for a series of Notes without increasing, decreasing or eliminating the Maximum Principal Tender Amount for such series of Notes or any other series of Notes.

Subject to the applicable Maximum Principal Tender Amount and proration as described in the Offer to Purchase, the Notes of a series validly tendered (and not validly withdrawn) pursuant to a Tender Offer on or prior to the applicable Early Tender Deadline will be accepted for purchase in priority to the Notes of such series validly tendered pursuant to such Tender Offer following the applicable Early Tender Deadline. If a Tender Offer for a series of Notes is fully subscribed up to the applicable Maximum Principal Tender Amount as of the applicable Early Tender Deadline, holders who validly tender their Notes of such series following the applicable Early Tender Deadline, but on or prior to the applicable Expiration Date, will not have any of their Notes of such series accepted for purchase pursuant to such Tender Offer.

Newmont’s obligation to accept for purchase, and to pay for, the Notes that are validly tendered (and not validly withdrawn) pursuant to the Tender Offers is subject to the satisfaction or waiver by Newmont of certain conditions to the Tender Offers set forth in the Offer to Purchase, including Newmont having sold, on terms satisfactory to Newmont in its sole discretion, debt securities providing net proceeds at least equal to the aggregate consideration necessary to pay for the aggregate principal amount of the Notes, up to the applicable Maximum Principal Tender Amount for a series of Notes, pursuant to the Tender Offers. Each Tender Offer is not conditioned upon the completion of the other Tender Offers. In addition, the Tender Offers are not conditioned on any minimum aggregate principal amount of Notes of a series being tendered.

BMO Capital Markets Corp., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as the dealer managers in connection with the Tender Offers (collectively, the “Dealer Managers”). D.F. King & Co., Inc. is acting as the information and tender agent in connection with the Tender Offers (the “Information and Tender Agent”). Requests for assistance relating to the Tender Offers or for additional copies of the Offer to Purchase or other related documents may be directed to BMO Capital Markets Corp. at (212) 702-1840 (collect) and (833) 418-0762 (toll free), Goldman Sachs & Co. LLC at (212) 902-6351 (collect) and (800) 828-3182 (toll free) and J.P. Morgan Securities LLC at (212) 834-3424 (collect) and (866) 834-4666 (toll free) or to the Information and Tender Agent at (212) 269-5550 (banks and brokers) and (866) 416-0576 (toll free). Holders of the Notes may also contact their broker, dealer, commercial bank, trust company or other nominee or intermediary for assistance concerning the Tender Offers. Holders of the Notes are urged to review the Offer to Purchase for the detailed terms of the Tender Offers and the procedures for tendering their Notes.

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Neither the Offer to Purchase nor any related documents have been filed with the U.S. Securities and Exchange Commission, nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

This press release does not constitute an offer to purchase, or a solicitation of an offer to sell, or the solicitation of tenders or consents with respect to, the Notes or any other securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. None of Newmont, the Dealer Managers, the Information and Tender Agent or the trustees with respect to the Notes makes any recommendation as to whether holders of the Notes should tender, or refrain from tendering, all or any portion of the principal amount of their Notes pursuant to the Tender Offers, and no one has been authorized by any of them to make such a recommendation. Holders of the Notes must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of their Notes to tender pursuant to the Tender Offers.

About Newmont

Newmont is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical proficiency. Newmont was founded in 1921 and has been publicly traded since 1925.

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Media Contact
Omar Jabara	303-837-5114	omar.jabara@newmont.com

Investor Contact
Jessica Largent	303-837-5484	jessica.largent@newmont.com

Cautionary Statement Regarding Forward Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual events or results to differ materially from future events or results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address Newmont’s expected future business, financial performance and financial condition and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary” or “potential.” Such forward-looking statements may include, without limitation, statements regarding expected closing date for an offering of Newmont’s debt securities and the use of proceeds from such offering. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions include, without limitation: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont operates being consistent with its current expectations; (iv) certain exchange rate assumptions being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve and mineralized material estimates; (viii) other planning assumptions; and (ix) the timely satisfaction of closing conditions and receipt of approvals in connection with pending divestitures. For a more detailed discussion of risks and other factors that might impact future looking statements, see Newmont’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission (the “SEC”), under the heading “Risk Factors” available on the SEC website or www.newmont.com. Newmont does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

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